UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2017

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)

As previously announced, on August 28, 2017, the Board of Directors of Globus Medical, Inc. (the “Company”) accepted David C. Paul’s resignation as Chief Executive Officer of the Company and simultaneously approved his appointment as Executive Chairman of the Company, in each case effective August 29, 2017. On August 28, 2017, the Board of Directors of the Company also approved the appointment of David M. Demski as Chief Executive Officer, effective August 29, 2017. In connection with Mr. Demski’s appointment as Chief Executive Officer and Mr. Paul’s appointment as Executive Chairman, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved changes to the compensation arrangements of Mr. Paul and Mr. Demski.

Mr. Demski’s base salary will increase from $369,085 to $442,902 and his target bonus amount will increase from $440,000 to $797,500, both increases prorated for the portion of the year he serves as Chief Executive Officer. In addition, the Compensation Committee approved a grant to Mr. Demski of options to buy 300,000 shares of Class A Common Stock pursuant to the Company’s 2012 Equity Compensation Plan. The grant was made pursuant to the Company’s customary form of option grant, and will vest over a four-year period with one-fourth of the options vesting on August 28, 2018, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months.

Mr. Paul’s base salary will decrease from $442,902 to $369,085 and his target bonus amount will decrease from $797,500 to $440,000, both decreases prorated for the portion of the year he serves as Executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	August 31, 2017	/s/ DANIEL T. SCAVILLA

Daniel T. Scavilla
Senior Vice President,
Chief Financial Officer